Exhibit 3.1

FORM No. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Tyco Holdings (Bermuda) No. 15 Limited

(hereinafter referred to as “the Company”)

1.               The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.               We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed
Michael L. Jones Cedar House, 41 Cedar Avenue Hamilton HM12, Bermuda	YES	British	1
Ruby L. Rawlins Cedar House, 41 Cedar Avenue Hamilton HM12, Bermuda	YES	British	1
Antoinette Simmons Cedar House, 41 Cedar Avenue Hamilton HM12, Bermuda	YES	British	1
Marcia Gilbert Cedar House, 41 Cedar Avenue Hamilton HM12, Bermuda	NO	Trinidadian	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.               The Company is to be an exempted Company as defined by the Companies Act 1981.

4.               The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

                        Not Applicable

5.               The authorised share capital of the Company is $12,000.00 divided into 12,000 shares of U.S. one dollar each.  The minimum subscribed share capital of the Company is $12,000.00 in United States currency.

6.               The objects for which the Company is formed and incorporated are unrestricted

7.               The Company shall have the following powers:

(i)   the powers of a natural person;

(ii)  subject to the provisions of section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are liable to be redeemed;

(iii) to purchase its own shares in accordance with the provisions of section 42A of the Companies Act 1981; and

(iv) to acquire its own shares to be held as treasury shares in accordance with the provisions of section 42B of the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

(Subscribers)	(Witnesses)

Subscribed this	day of

STAMP DUTY (To be affixed)

Registration No. 28852

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Tyco Holdings (Bermuda) No. 15 Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Tyco Healthcare Ltd. on the 20th day of December, 2006.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 21st day of December, 2006

/s/

for Registrar of Companies

Registration No. 28852

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Tyco Healthcare Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Covidien Ltd. on the 26th day of February, 2007.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 28th day of February, 2007

/s/

for Registrar of Companies